Exhibit 10.6

                 RESELLER AGREEMENT - ONLINE FINANCIAL SERVICES


         THIS RESELLER AGREEMENT ("Agreement") is made and entered into as of this _____ day of December, 2000 ("Effective Date"), by and between

         University Bank, a Michigan banking corporation ("UB"); and

         Digital  Commerce  Merchant  Services  Inc.,  a  Delaware   corporation
("DCMS"), D.B.A. as "thatbank.com".

         For the purposes of this Agreement, UB and DCMS are sometimes referred to individually as "Party" and collectively together as "Parties".

         RECITALS:

     A. Whereas the UB is a Michigan state licensed banking corporation providing banking and other financially related services by itself or through affiliates, primarily through its offices in Ann Arbor, Michigan, with the capability of providing online banking and financial services.

     B. Whereas DCMS has extensive knowledge and experience concerning the delivery and sale of online payment processing solutions and financial service products ("Products") and markets financial service products to businesses and provides support services related to such financial service products.

     C. DCMS wishes to market the Bank's online banking services and other products offered by the Bank and its affiliates, and wishes to be paid a referral fee for marketing said services.

     D. UB desires to market the Products offered by DCMS and its affiliates, and wishes to be paid a referral fee for marketing said services.

     E. DCMS is an independent contractor, not an employee or agent of UB, and is entitled to none of the benefits accorded UB employees.

     F. UB is an independent contractor, not an employee or agent of DCMS, and is entitled to none of the benefits accorded DCMS employees.

         NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and of the mutual benefit to be derived under this Agreement, the Parties agree as follows:

          Article I
          Definitions

     1.01 Products. Products shall mean the individual or bundled services provided by UB or DCMS, as detailed on Schedule "A" to be attached, and as listed on UB's web site at www.university-bank.com, for UB, and Schedule "B" to be attached for DCMS, and as listed on DCMS's web site at www.thatbank.com, and as modified or added to from time to time by either party.

     1.02 Independent Contractor. For the purposes of this Agreement, Independent Contractor shall mean that the legal entity defined as DCMS is not an employee of UB and the legal entity known as UB is not an employee of DCMS.

     1.03 Merchant. Merchant shall mean a businessperson or organization engaged in commercial activities, which use credit card processing service and/or online banking services.

     1.04 Client. Client shall mean a person associated with a Merchant who is engaged with DCMS or UB who uses the services of either DCMS or UB.

     1.05 Processing Bank. The Processing Bank shall be the Acquiring Bank for credit card transactions.


     1.06 Rules and Regulations. The Parties to this Agreement transact business under Rules and Regulations governing the operation of their respective businesses. Rules and Regulations means the rules, regulations, procedures, and guidelines established by VISA and/or other financial card service organizations and by the licensing and/or governance bodies regulating the business activities of the bank, and specifically UB.

     1.07 Sales. The term Sales as used in this agreement, shall mean the provision of the services as detailed in Schedule "A" and Schedule "B" of this agreement, and as modified from time to time by both parties, for which charges and/or billings for the provision of those services are made and payment is received. Sales shall also mean the provision of reinvestment or management services provided by UB.

     1.08 Services. Services shall mean the Services provided to Merchants and Clients by DCMS or UB, its representatives, and/or the Processing Bank.


          Article II
          Relationship

     2.01 Resellers - Sharing of Fees. The Parties agree to engage in a reseller relationship with each other, on a non-exclusive basis, whereby UB agrees to provide its Services, as detailed in Schedule "A", to DCMS's Merchants and Clients and DCMS agrees to provide its Services, as detailed in Schedule "B", to UB's Merchants and Clients, whereupon the Parties will share in the revenue generated from these mutually serviced Merchants or Clients on a fifty/fifty basis, net of costs of the provision of said Services reasonably incurred by the provider. The Parties shall agree upon a Schedule of Fees to be charged for the provision of their services, to be determined as a number less than the published retail or wholesale rates for these services, but reasonably calibrated to accommodate normal overhead and operations of the provider of the service provided.

     2.02 Representations. DCMS and UB may represent themselves as Service Representatives or Account Representatives marketing Services for each other. Consideration for governing laws and licensing regulations must be given in final determination of the exact manner in which the Parties may represent themselves, to be agreed between the Parties as a "policies and procedures" matter governing operation between the Parties.

     2.03 Expenses.   DCMS  and  UB  acknowledges   that  they  are  exclusively
          responsible for their own expenses, insurance, payroll and other dues, fees and taxes incurred in performing the Services.


          Article III
          Duties Of The Parties

     3.01 Sales. Both DCMS and UB and their representatives shall use reasonable commercial efforts to market the Services offered by each other, on a non-exclusive basis, as described in Schedule "A" and "B", and as modified from time to time, to their Merchants and Clients and their affiliates. Such Services shall include obtaining applications from Merchants within the stated credit policies of DCMS and UB, specific to the individual services offered by the Parties. The Parties shall work together to develop the full range of online applications relating to each of the services offered, as soon after execution of this Agreement as practicable.

     3.02 Service. Each Party shall provide training, follow-up, support, and service reasonably required by Merchants in use of the Services. Furthermore, the Parties shall provide all merchant e-commerce services required to give effect and operability to this Agreement, including the arrangement of transaction server hosting, merchant monitoring and reporting, technical consulting and programming assistance.

     3.03 Delivery of Documents and Funds. Upon receipt of any applications, forms, or other documents, or funds, whether in the form of cash, checks, money orders, or other negotiable instrument received from a Merchant or Client, DCMS and UB shall promptly deliver such documents to the appropriate responsible Party and any funds to a segregated account established at UB designated for the operation of the business contemplated by this Agreement, unless the Parties, by mutual consent, shall direct, in writing, that such funds or documents be sent to another party. All paperwork relating to a Merchant or prospective Merchant client for UB must be sent to UB for processing and approval. All paperwork relating to a Merchant or prospective Merchant client for DCMS must be sent to DCMS for processing and approval.

     3.04 Information. Upon receipt of any information regarding any dispute, claims, or problems relating to any Merchant with respect to the Services and Products, or a Merchant's business practice, character or other matters affecting a Merchant's relationship with either Party, regulatory authorities or Credit Card Companies, or the ability to comply with the terms of such relationships including any violations or suspected violations of the Rules and Regulations noted in Section
          1.06 above, each Party must immediately notify the other Party or its designates of such information.


          Article 1V
          Further Duties Of The Parties

     4.01 Support. Each Party has agreed to provide such support services as are reasonably necessary to the other Party to perform their duties hereunder; including, but not limited to, providing technical, marketing, and other similar services, forms, supplies, marketing materials, price lists and the training reasonably necessary for the Parties to perform the duties required by Article III, supra.

     4.03 Rules and Guidelines. DCMS and UB have agreed to promptly provide each other with copies of all its Rules and Regulations, guidelines, and price lists, as amended from time to time, governing the sales and marketing of the Services and any support services required of the Parties.

     4.04 Underwriting and Risk Assessment. Relative to its services, UB is responsible to review each application and ensure that each is complete and meets the underwriting guidelines, rules, and procedures set by UB. It is clearly understood that the Risk and its Assessment relative to the provision of its services are the sole responsibility of the UB. Relative to its services, DCMS is responsible to review each application and ensure that each is complete and meets the underwriting guidelines, rules, and procedures set by DCMS, and Credit Card Companies, for delivery of its services. It is clearly understood that the Risk and its Assessment relative to the credit card processing business are the sole responsibility of the Processing Bank.

     4.03 Compliance. UB will review all applications relative to the delivery of its services to ensure requirements imposed by Rules and
          Regulations, have been met by UB and DCMS. DCMS will review all applications relative to the delivery of its services to ensure requirements imposed by Rules and Regulations have been met by DCMS and UB.

     4.06 Fulfillment of Intent of Agreement. It is recognized by the Parties that the provision of services may or does involve outside service providers. For example, DCMS is a registered Independent Sales
          Organization (ISO) for Humboldt Bank, and through Humboldt is registered with Visa, Mastercard and other card associations to sell card services and to obtain Merchant Numbers for its Merchant clients. Humboldt is the acquiring bank through which DCMS currently processes the transactions of its Merchant Clients. DCMS manages the relationship between the Merchant and the Acquiring Bank. Proceeds of the transactions processed for the Merchant are paid, at the direction of the Merchant, to the Merchant's designated bank account. It is the objective of this Agreement between the Parties to establish an online banking facility to which DCMS can direct and service its Merchant clients, to which the Merchant's transaction proceeds can be directed, at the Merchant's direction. Once the online Merchant account has been established through the facilities of UB, the Merchant may direct funds so deposited to its designated account at another banking institution or, preferably, leave the funds in the Online Account established for the Merchant at UB. Accordingly, the Merchant may then make use of the array of Online Services offered through UB and its affiliates.

     4.07 Reconciliation and Payment - Accounting. DCMS, through its association with the Processing Bank, Card Association and accounting resources is responsible in this Agreement to provide all accounting and reporting relative to the provision of its services, and to provide to UB, on an agreed upon schedule, all bank deposit reports from the Processing Bank and/or Credit Card Companies and a disbursement summary and profit and loss report relative to the card processing business operated in conjunction with UB for those Merchants and Clients referred to DCMS by UB and serviced through the facilities provided by DCMS. Any Holdback/Security Deposit funds withheld for security purposes for mutual Merchant clients of DCMS and UB shall be deposited to an account to be designated by and under the mutual control of DCMS and UB for the term of the Holdback/Security period proscribed.

         UB is responsible in this Agreement to provide all accounting and reporting relative to the provision of its services. UB shall provide to DCMS, on an agreed upon schedule, reports on all revenue collected for services provided by UB as detailed in this Agreement, all bank deposit reports on Merchant and Client accounts established at UB through this Agreement and a disbursement summary and profit and loss report relative to the banking and services business operated in conjunction with DCMS for those Merchants and Clients referred to UB by DCMS and serviced through the facilities provided by UB.

         The Parties shall form and Audit Committee to be responsible for overseeing the production of a profit and loss statement, on a monthly basis, for the business transacted between the Parties in accordance with this Agreement. The accounting department of UB will be responsible for preparing the monthly P&L report, to be subsequently reviewed by the Audit Committee and, subject to the reserve and operating guideline criteria established by the Audit Committee, shall determine the distribution of net profits from the operation of this Agreement on a Fifty/Fifty (50/50) basis to the Parties.


          Article V
          Sources Of Revenue

     5.01 Sums. Revenue shall be determined from the Sales recorded from the provision of Services by the Parties as detailed in Section 2.01, above.

     5.02 Recording of Sales. Sales shall be defined as transactions completed in accordance with Rules and Regulations governing the operation of each of the Parties respective business. For instance, for credit card transactions, no payment shall be paid on Sales or orders for Services canceled, or cancellation settlements. Such Rules and Regulations shall be applied to the standard employed by the Audit Committee in determining the profit and loss of the operation of this business conducted between the Parties.


          Article VI
          Non-Disclosure

     6.01 Non-Disclosure Agreement and Proprietary Information.
          ----------------------------------------------------

                A. The Parties recognize and acknowledges that the information, business practices, business list of the customers, and any other trade secrets or other confidential information relating to the Parties respective businesses as it may exist from time to time are valuable, special, and unique assets of each Party's business. Therefore, the Parties agrees as follows:

                        1. The Parties will hold in strictest confidence and not disclose, reproduce, publish, or use in any manner, whether during or subsequent to its engagement, without the express written authorization of the other Party, any information, business customer lists, trade secrets, or confidential matters leading to any aspect of either Party's business, except where such information is generally accepted as "public information" and generally available from the public filings required of the Parties by their governing regulators.
                        2. That upon request, or at the time of termination of this Agreement, the Parties will deliver to the each other, and not keep or deliver to anyone else, any and all notes, memoranda, documents, and in general, any and all materials relating to the other Party's business.

                B. The Parties acknowledges and agrees that each Party brings special pre-existing knowledge and relationships of its own into this business relationship, and therefore, in the event that this Agreement is terminated for any reason, the Parties may take with it that knowledge, documents, and those relationships that it can clearly demonstrate as it held prior to this Agreement.
          Article VII
          Term: Termination: Rights On Termination

     7.01 Term. The term ("TERM") of this Agreement shall be for five (5) years from the date set out in the preamble to this Agreement. Not withstanding the foregoing, if none of the provisions of this Article are applicable, then this Agreement shall renew automatically for an additional one (1) year term on the fifth anniversary date of this Agreement.

     7.02 Termination. This Agreement may be terminated prior to completion of the Term in any one of the following ways: -----------

               A.   Upon DCMS or UB's going out of business.
               B. By either Party, after one hundred and eighty-one (181) days written notice to the other Party for good cause, including, but without limitation to:
                    i.   violation   by  either  Party  of  the  terms  of  this
                         Agreement;
                    ii. the material default of either Party in performing its obligation under contracts with other persons or business entities if such default has been directly caused by that Party;
                    iii. fraud with  respect to the  business  affairs of either
                         Party or their mutual client;
               C.   Upon mutual agreement of the parties hereto;
               D. By either Party upon one hundred and eighty-one (181) days written notice in the event of changes in the rules and regulations of the Acquiring Bank or Credit Card Companies or FDIC or the OTS, which in the opinion of either Party are adverse to continuing this Agreement.

     7.03 Effect of Termination. Upon termination of this Agreement, each Party shall be entitled to receive all compensation earned under this Agreement to the date of termination.


          Article VIII
          Representations made by the Parties

     8.01 Representations. The Parties have represented and warranted to each other as follows:

                A. Except as previously disclosed to the other Party in writing, neither Party is not subject to any restriction or non-competition covenant in favor of a former employer/ contractor or any other entity.
                B. The signatory hereto for each Party has the legal right to sign on behalf of that Party and enter into this Agreement. Entry into this Agreement does not constitute violation or breach of the terms of any agreement to which either Party is a party.
                C. All information provided by the Parties at, prior to, or following the date of this Agreement is true, correct,and complete.

          Article lX
          Indemnification

     9.01 The Parties. Each Party has agreed to indemnify and hold harmless the other Party from and against any loss, cost, or damage, including reasonable attorneys' fees and court costs incurred by the other Party as a result of or arising from either Party's misrepresentations, failure to comply with the terms of this Agreement, or willful misconduct or negligent performance of its obligation hereunder. Such indemnification obligations shall continue subsequent to the termination of this Agreement for actions arising from events occurring during the Term of this Agreement.


          Article X
          MISCELLANEOUS

     10.01 Notice. All notices required hereunder shall be in writing and delivered in person or by certified or registered mail, return receipt requested postage prepaid. Such notice shall be addressed as follows:


                    To the UB:      University Bank
                                    959 Maiden Lane
                                    Ann Arbor, Michigan 48105

                                    734-741-5858 - 734-741-5859 (fax)
                                    Attention:  Stephen Lange Ranzini


                    To the DCMS:    Digital Commerce Merchant Services Inc.
                                    300-1199 West Hastings Street
                                    Vancouver, B.C. V6E 3T6

                                    604-899-0411 - 604-899-5495 (fax)
                                    Attention:  Michael Kang


     10.02 Amendment. Except as otherwise provided herein, this Agreement and the Exhibits hereto may not be amended, altered, or modified except by written authorization executed by all signatories hereto.

     10.03Arbitration.  Any  controversy  or claim  arising out of or related to this Agreement shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in any arbitration proceeding. Notwithstanding the provisions of this paragraph.


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     10.04 Benefit and  Assignment. This Agreement shall inure to the benefit of
           the   parties   and   their  respective   heirs,   successors,    and
           representatives. owever, the rights and obligations hereunder may not be assigned without the prior written consent of the other.

     10.05 Governing Law. This Agreement shall be governed by, construed and interpreted under the laws of the State of Delaware.


     10.06 Severability. The illegality or unenforceability of any provisions of this Agreement shall not affect the remainder of this Agreement.

     10.07 Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding of the parties hereto and supercede all prior agreements with respect to the subject of this Agreement.

     10.08 Headings. Headings used herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     10.09 Online Bank - Web Name. DCMS will offer the link to UB through its web address at www.thatbank.com.
                          ----------------


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                               RESELLER AGREEMENT

                                    EXHIBIT A

TERRITORY


         SIGNATURE, DATE SEAL, ACKNOWLEDGEMENTS

         IN WITNESS HEREOF, the Parties have executed this agreement the day and date herein first above written. Agreed and accepted by:

         UNIVERSITY BANK                      DIGITAL COMMERCE
         MERCHANT                             SERVICES INC.


         Per: _____________________________    Per: ____________________________
              Stephen Lang Ranzini                  Michael Kang




          END

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                               RESELLER AGREEMENT

                                    EXHIBIT B

          FEE PAYMENT SCHEDULE


          For all contracts signed as a result of efforts, referrals, or introductions by the Parties or any of its representatives or associated companies:

          1. The Parties will mutually determine the risk level of the Merchant and, accordingly, determine an appropriate Merchant Rate on a merchant by merchant basis;

          2. The Net difference of Merchant Rate and Total Costs will be divided between the parties as follows:

                      UB:
                      DCMS:





          END





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